UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2009

HemoBioTech, Inc.
(Exact Name of Company as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51334	33-0995817
(Commission File Number)	(IRS Employer Identification No.)

       5001 Spring Valley Road
       Suite 1040 – West
       Dallas TX                                                                                              75244
       (Address of Principal Executive Offices)                                        (Zip Code)

(972) 455-8950
(Company’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On December 31, 2009, Mark Rosenblum resigned as Chief Financial Officer and Secretary of HemoBioTech, Inc. (the “Company”) in order to pursue another opportunity.

(c)
On January 1, 2010, the Board of Directors of the Company, appointed Robert Comer as Interim Chief Financial Officer.  Mr. Comer, an independent director of the Company, had previously served as Interim CFO.

Robert Comer, age 77, has served as a director of the Company since April 6, 2005. Mr. Comer had served as Chairman of the Audit Committee and is a member of the Nominating and Corporate Governance Committee. From 1994 to the present, Mr. Comer has been involved in contract consulting and served as the Company’s Acting Chief Financial Officer between November 18, 2004 and April 1, 2005. From 1991 to 1994, he served as Chief Financial Officer of Banc One Management and Consulting Corporation. From 1987 to 1991, Mr. Comer was Managing Partner of Robert W. Comer & Associates. From 1985 to 1987, Mr. Comer was a Director of Financial Management Services of InterFirst Corporation. From 1969 to 1981, Mr. Comer was an audit partner with Arthur Andersen & Co. Mr. Comer received his B.S. and M.B.A. degrees from Indiana University.

There were no transactions since January 1, 2009, or any currently proposed transaction between the Company and in which Mr. Comer had a direct or indirect material interest.

Item 9.01.     Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 6, 2010             HEMOBIOTECH, INC.

                                     By: /s/ Arthur P. Bollon____________________
                       Arthur P. Bollon, PhD.
                       Chairman, President, Chief Executive Officer